Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Amarillo Biosciences, Inc.

We consent to incorporation by reference in this Registration Statement of Amarillo Biosciences, Inc., on Form S-8 to be filed with the Commission on or about May 24, 2011 of our Report of Independent Registered Public Accounting Firm dated April 7, 2011 covering the balance sheets of Amarillo Biosciences, Inc. as of December 31, 2010 and 2009, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years then ended.

/s/LBB & Associates Ltd., LLP

Houston, Texas
May 24, 2011

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